EXHIBIT 10.28 - FIRST AMENDMENT TO LEASE AGREEMENT


                       FIRST AMENDMENT TO LEASE AGREEMENT

     This First Amendment to Lease Agreement (the "First Amendment") is made on January 24, 2001, between Toubin Realty II, LLC, having offices located at 4000 Route 9 South, Morganville, New Jersey 07751, hereinafter designated as the Landlord; and Geoworks Corporation, having a mailing address of 960 Atlantic Avenue, Alameda, California 94501, hereinafter designated as the Tenant.

     On or about November 21, 2000, Landlord and Tenant executed a Lease Agreement whereby Tenant will lease approximately 20,000 billable square feet to be known as Building B behind the Grosso Building at 50 Route 9 North, Morganville, New Jersey, as more particularly described in the Lease.

     Landlord and Tenant hereby amend their Lease Agreement to reflect that the Tenant's correct corporate name is "Geoworks Corporation", not "Geoworks, Inc." as set forth in the Lease. Except to the extent modified in this First Amendment, all other terms and conditions of the Lease Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto are executing this First Amendment to Lease Agreement on the date first written above.

WITNESS:                                      Toubin Realty II, LLC, Landlord


//Shari Blinn//                               By: //Jerome Toubin//
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                                                  Jerome Toubin, Managing Member

                                              Geoworks Corporation, Tenant

                                              By: //David Pepe//
                                                  ------------------------------
                                                  David Pepe, Vice President